Exhibit 99.1
Ideation Acquisition Corporation Announces Updated Investor Presentation for the ROTH
China Conference
Wilmington, Delaware — October 12, 2009 — Ideation Acquisition Corp. (“Ideation” or the “Company”) (NYSE Amex: IDI, IDI.U, IDI.WS) announced that it has released an updated investor presentation for its upcoming presentation at the ROTH China Conference.
On October 8, 2009, Ideation and SearchMedia International Limited (“SearchMedia”) announced that Robert Fried, President and Chief Executive Officer of Ideation, Garbo Lee, President of SearchMedia, Andrew Gormley, Executive Vice President of Finance of SearchMedia and Earl Yen, Vice Chairman of SearchMedia, are scheduled to present at the ROTH China Conference in Miami Beach, Florida. The presentation is scheduled to occur at 4:30 p.m. Eastern time on Tuesday, October 13, 2009.
A copy of the slides to be presented during the above investor conference is available at http://www.ideationacquisition.com/investor.html. These slides may also be used in presentations to interested parties, including analysts, potential investors and stockholders before the conference.
A live and archived webcast of this presentation will be available on the Investor Relations section of the Ideation website at www.ideationacquisition.com.
About Ideation Acquisition Corp.
Ideation is a publicly traded special purpose acquisition corporation, or SPAC, formed to acquire one or more businesses with a focus on the media sector. As of June 30, 2009, Ideation has in its trust account approximately US$78.8 million (including deferred underwriting fees of US$2.7 million) from the proceeds raised through its initial public offering in November 2007 and interest thereon. As of June 30, 2009, the amount per share available upon liquidation of the trust was approximately US$7.8815. Ideation is headquartered in Wilmington, Delaware.
About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of over 170,000 frames in 57 cities throughout China. SearchMedia ranked first in market share of in-elevator advertising displays in 13 out of the 26 most affluent cities in China and ranked second in an additional nine of these cities, according to Nielsen Media Research. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eight major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide multi-platform, “one-stop shop” services for its local, national and international advertising clients that numbered more than 780 cumulatively from its inception to July 31, 2009.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting Ideation and SearchMedia, their ability to complete a business combination and those other risks and uncertainties detailed in Ideation’s filings with the Securities and Exchange Commission (the “SEC”). Ideation and SearchMedia caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ideation and SearchMedia do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Additional Information
In connection with the proposed transaction, Ideation and ID Arizona Corp. filed Amendment No. 4 to Form S-4 containing a proxy statement/prospectus in conjunction with the transaction with the SEC on September 30, 2009. A definitive Proxy Statement/Prospectus was mailed to Ideation stockholders on October 5, 2009. INVESTORS AND SECURITY HOLDERS OF IDEATION ARE URGED TO READ A DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Proxy Statement/Prospectus and other documents filed with the SEC by Ideation through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Ideation, 1105 N. Market Street, Suite 1300, Wilmington, Delaware 19801.
Contact:
Devlin Lander
ICR
(415) 419-5606
devlin.lander@icrinc.com